DURLAND & COMPANY
                          Certified Public Accountants
                          340 Royal Palm Way, Suite 201
                              Palm Beach, FL 33480
                        (407) 822 9995 Fax (407) 822 9942




The Board of Directors
The AdsOnly Group, Inc.
(A Development Stage Enterprise)
San Francisco, California


Gentlemen:


We hereby consent to the use of our report dated April 14, 1997 on the financial statements of the company and of the reference to our firm under the caption "Experts" in the prospectus included in the Registration Statement on Form SB-2 being submitted to the Securities and Exchange Commission by the company.







/s/ Durland & Company, CPAs, P.A.
    Durland & Company, CPAs, P.A.


Palm Beach, Florida
June 16, 1997